EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48693, 333-74497, 333-78987, 333-90444, 333-124202, 333-136453, 333-145150, 333-162834 and 333-168493) and Form S-3 (No. 333-122364) of CONMED Corporation of our report dated February 28, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
February 28, 2011